QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99

Station Casinos, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

        Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certify as follows:

1.
Frank J. Fertitta III is the Chief Executive Officer of Station Casinos, Inc. (the "Company").

2.
Glenn C. Christenson is the Chief Financial Officer of the Company.

3.
The undersigned certifies to the best of his knowledge:

(A)
The Company's Form 10-Q for the quarterly period ended June 30, 2002 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

(B)
The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2002

/s/ FRANK J. FERTITTA III Frank J. Fertitta III Chairman of the Board and Chief Executive Officer

/s/ GLENN C. CHRISTENSON Glenn C. Christenson Executive Vice President, Chief Financial Officer, and Chief Administrative Officer (Principal Accounting Officer)

QuickLinks

Exhibit 99
Station Casinos, Inc. Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)